Exhibit 99.1

Press Release

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TIDEWATER INC. ● Pan-American Life Center ● 601 Poydras Street, Suite 1500 ● New Orleans, LA 70130 ● Telephone (504) 568-1010 ● Fax (504) 566-4582

Tidewater Announces Expiration of Limited Waivers from its Lenders and Noteholders

NEW ORLEANS, March 27, 2017 – Tidewater Inc. (NYSE: TDW) announced today that the latest waiver of covenant default from its lenders and noteholders expired in accordance with its terms on March 27, 2017, without a renewal being sought by the company.

Jeffrey M. Platt, President and Chief Executive Officer of the company, said, “Negotiations with our lenders and noteholders are progressing well, with a significant number of commercial points negotiated and, to our knowledge, resolved. However, work remains to resolve a small number of issues and to obtain the approval of our board of directors and final approval from the various financial institutions. In the meantime, while we press forward with our lender and noteholder groups in an effort to bring our negotiations to a successful conclusion, it is business as usual for the company.”

Tidewater is the leading provider of OSVs to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.